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                                                                   EXHIBIT 10.29

                                 March 18, 2003

Mr. George Wallner
Hypercom Corporation
2851 West Kathleen Road
Phoenix, Arizona  85053

            Re: New Consulting Relationship

Dear George:

      First, we want to thank for your years of service in helping to build Hypercom Corporation into a worldwide leader in point of sale systems. Your expertise, vision and leadership have been instrumental.

      We look forward to your continued assistance in strategic and other matters, in your new position as a principal consultant to the Company.

      We believe this will permit you the freedom to explore new avenues for us, without the encumbrances of an officer position.

      With this in mind, the following sets forth our new arrangement with you:

1.    New Positions with the Company.

      (a) You will serve as a consultant to the Company, advising the Chief Executive Officer on such strategic, product, market and other issues as he may request from time to time. You will work and communicate directly with the CEO, and such others, inside and outside the Company, as the CEO shall direct. You will be free to pursue other interests in addition to your consulting duties; however, your other interests shall not conflict with your non-compete, confidentiality and other obligations under this Agreement and must enable you to fulfill your consulting duties under this Agreement. You recognize, and agree, that contacts from the media, analysts, customers, or others regarding the Company, its operations or affairs shall be directed to the CEO, unless he has given prior specific authorization.

      (b) We accept your resignation from the position of Chief Strategist and employee. You agree to provide whatever transitional assistance is required in connection with the termination of your employment (including removal from signing authority with respect to bank accounts, contracts and similar matters).

2. Compensation. We will pay you the following compensation for your consulting services during the term of this Agreement:

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      (a)   You will receive a consulting fee at the rate of $250,000 per year, payable on the same regular payroll dates as our employees as in effect from time to time;

      (b) You may participate in the Company's medical plan, if you remain eligible. If you are not eligible to participate in our plan, at our election, we will provide you, at our expense, with an alternative plan providing comparable benefits, or will reimburse you for COBRA payments for up to 18 months; and

      (c) We will also pay or reimburse you for all ordinary and necessary business expenses incurred or paid by you in furtherance of the Company's business if approved in advance by the CEO.

3. Term. This agreement will become effective upon your signature and will terminate on the second anniversary of that date, unless we each elect to renew it. We may terminate this Agreement at any time if you breach any of the terms of this Agreement. It will automatically terminate upon your death or disability. You may terminate this Agreement at any time. Upon any termination, we will pay you or your estate through the date of termination.

4. Covenant Not to Compete; Confidentiality. During the term of this Agrement, you agree to the non-competition and non-solicitation limitations (standard form), and other provisions of Annex A, and the Company's standard form of confidentiality agreement attached as Annex B, to be signed concurrently with this letter agreement.

5. Release. We and you agree to release one another, and in your case you also agree to release our officers, directors and agents, from (and each of us agrees not to sue the other in regard to) any claims, damages or penalties, as well as any attorneys' fees and costs, relating to or arising out of the change in your status from an officer/employee to a consultant, as described in this Agreement. This release is not a release of any claims in the future relating to our respective obligations under this Agreement.

6. Time Period of Considering or Canceling This Agreement. You acknowledge that you have been advised to retain an attorney, and have been offered a period of time of at least 21 days to consider whether to sign this Agreement, which you have waived, and the Company agrees that you may cancel this Agreement at any time during the 7 days following the date on which this Agreement has been signed by both you and the Company. In order to cancel or revoke this Agreement, you must deliver to the CEO of the Company written notice stating that you are canceling or revoking this Agreement. If this Agreement is timely cancelled or revoked, none of the provisions of this Agreement shall be effective or enforceable and the Company shall not be obligated to make any payments to you or to provide you with the other benefits described in this Agreement.

7. No Derogatory Comments. Each party agrees that, as part of the consideration for this Agreement, they will not make disparaging or derogatory remarks, whether oral or written, about the other party and, in the case of the Company, its various officers, directors, employees and other representatives.


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8.    General.

      (a) No Assignment. This Agreement and all rights and obligations are personal to you and may not be assigned by you without the Company's consent.

      (b) Notices. Any notice, election or communication to be given under this Agreement shall be in writing and delivered in person or deposited, certified or registered, in the United States mail, postage prepaid, addressed as follows:

            If to the Company:

            2851 West Kathleen Road
            Phoenix, Arizona  85053
            Attn:  Chief Executive Officer

            If to you:

            Mr. George Wallner
            1928 Sunset Harbor Dr.
            Miami, Florida 33139

            or to such other addresses as the Company or you may from time to time designate by notice hereunder. Notices will be effective upon delivery in person or upon receipt of any facsimile or e-mail, or at midnight on the fourth business day after the date of mailing, if mailed.

      (c) Entire Agreement. This Agreement embodies the full and complete understanding and agreement of the Company and you with respect to the subject matter, and replaces all prior understandings or agreements whether oral or in writing. This Agreement may be amended and its provisions waived only by a writing signed by you and the Company. This Agreement may be executed in different counterparts, each of which will be considered a duplicate original. Annex A and B are made a part of this Agreement and are incorporated by reference.

      (d) Arbitration. Any controversy relating to this Agreement or relating to the breach hereof shall be settled by arbitration conducted in Phoenix, Arizona in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. The award rendered by the arbitrator(s) shall be final and judgment upon the award rendered by the arbitrator(s) may be entered upon it in any court having jurisdiction thereof. The arbitrator(s) shall have the powers to issue mandatory orders and restraining orders in connection with such arbitration. The expenses of the arbitration shall be borne by the losing party. This agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law. During the continuance of any arbitration proceedings, the parties shall suspend their respective obligations, except for the provisions of paragraphs 4 and 5. In this regard, nothing in this Agreement precludes the Company from seeking equitable relief, including injunction or specific performance, in any court having


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            jurisdiction, in connection with the non-compete, assignment of inventions, confidentiality and standstill provisions. Notwithstanding anything to the contrary herein, absent malicious misconduct on your part, your liability for monetary damages under this Agreement shall not exceed $500,000.

      (e) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Arizona without respect to conflict of law principles.

      (f) The Company. The "Company" or "we" shall mean Hypercom Corporation and its subsidiaries, successors and permitted assigns.

      George, please sign in the space below and return a signed copy to my attention. On behalf of the entire Company, I want to again thank you for your years of dedicated service and contributions to the Company. We look forward to continuing to work with you in your new capacity.

                                    Very truly yours,

                                    Hypercom Corporation

                                    By: /s/ C.S. Alexander
                                        ---------------------------------
                                    Its: Chief Executive Officer

ACCEPTED:

/s/ George Wallner
------------------------------------
George Wallner

------------------------------------
Date:


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                                     ANNEX A

                         (Non-Compete and Related Terms)

1. Subject to the provisions of Sections 3 and 4 of this Agreement, during the term of this Agreement (including any renewal term), you shall not, directly or indirectly, for your own benefit or for, with or through any other individual, firm, corporation, partnership or other entity, whether acting in an individual, fiduciary or other capacity, (i) own, manage, operate, control, advise, invest in (except as a 1% or less shareholder of a public company), loan money to, or participate or assist in any way in the ownership, management, operation or control of or be associated as a director, officer, employee, partner, consultant, advisor, creditor, agent, independent contractor or otherwise with, or acquiesce in the use of your name by, any business enterprise that is in competition with the Company within the United States of America or any other country that the Company conducts business, or (ii) solicit or otherwise encourage or entice any of the Company's employees or consultants to leave or terminate their employment with the Company.

2. You agree that the Company owns all patent rights, copyrights, trade secret rights, mask work rights, trademark rights, and all other intellectual and industrial property rights of any sort throughout the world relating to any and all inventions (whether or not patentable), works of authorship, mask works, designations, designs, know-how, ideas and information made or conceived or reduced to practice by you at any time prior to and during the term of this Agreement, that relate to the Company's products or potential products and improvements or any Company confidential information. You agree to promptly disclose and provide all such inventions to the Company. As work made for hire, you will make all assignments necessary to vest ownership of them in the Company. You also agree to assist the Company (and appoint Company as your agent and attorney in fact) to further record and perfect such assignments and to enforce and defend any rights assigned. .

3. You and the Company consider the restrictions contained in subparagraphs 1 and 2 above to be reasonable for the purpose of preserving the Company's rights and interests. If a court makes a final judicial determination that any of these restrictions are unreasonable or otherwise unenforceable against you, you and the Company agree to modify the provisions held to be unenforceable to preserve each party's anticipated benefits to the maximum extent legal.

4. You agree that the Company's remedies at law for breach of any of the provisions of this Annex A would be inadequate. Therefore, you agree that in the event of a breach by you of the provisions in this Annex A, the Company shall be entitled to, in addition to its remedies at law and without posting any bond, equitable relief in the form of specific performance, a temporary restraining order, a preliminary and/or permanent injunction, or any other equitable remedy that may then be available. You further agree that you will not oppose the Company's request for such equitable relief. Notwithstanding anything to the contrary herein, absent malicious misconduct on your part, your liability for monetary damages under this Agreement shall not exceed $500,000.

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                                     ANNEX B

                         MUTUAL NON-DISCLOSURE AGREEMENT

On this 18th day of March, 2003, Hypercom Corporation, a Delaware corporation, including its worldwide, wholly-owned subsidiaries, with headquarters at 2851 West Kathleen Road, Phoenix, Arizona 85053 ("Hypercom") and George Wallner, an individual residing at 1928 Sunset Harbor Dr., Miami, Florida 33139 ("Individual"), agree as follows:

1. For use in discussions between the parties concerning a potential business relationship, and/or in the conduct of business between the parties, (the "Purposes") either party may disclose to the other certain information which it deems proprietary or confidential, and may include, but is not limited to, discoveries, ideas, concepts, know-how, intellectual property, techniques, designs, specifications, drawings, blueprints, diagrams, flow charts, data, costs, prices, customer lists, marketing plans, goals, sales figures, revenue, profits, and other technical, financial or business information respecting existing or planned business, products, services, point of sale terminals, network access controllers, integrated enterprise network devices, and/or telecommunications devices or software which has been or may be developed, manufactured, or marketed by either party (the "Information"). Information shall be deemed confidential and proprietary and subject to restricted use and limited distribution as provided herein if plainly marked "confidential" or "proprietary" or with language of similar meaning, or otherwise disclosed under circumstances which reasonably suggest the confidential nature of the Information, whether provided in written, encoded, graphic or other tangible form, including any electronic or magnetic form. Information provided orally shall also be deemed confidential and proprietary if identified as such at the time of disclosure and confirmed in writing to be so by the disclosing party (Discloser) to the receiving party (Recipient) at the time of disclosure or within a reasonable time thereafter.

2. With respect to Information provided by either party to the other, Recipient shall:

      a. hold Information in confidence and protect it with the same degree of care with which it protects its own Information of like importance, but in no event less than reasonable care;

      b. use Information only for the Purposes described in Section 1, except as otherwise provided by prior written agreement between the parties;

      c. except for use consistent with Section 1, not copy or otherwise duplicate Information, or knowingly allow its copying or duplication without Discloser's prior written approval;

      d. segregate such Information and not commingle it with the Information of others;

      e. restrict disclosure of Information to those employees with a need to know and who are notified of, and required to comply with, this Agreement by contract, employee policies, work rules or other appropriate methods, and not disclose it to any third party;

      f. limit disclosure to subcontractors, consultants, agents and the like to a need-to-know basis and not disclose unless and until a confidentiality agreement expressing substantially the same terms contained in this Agreement is executed by the person prior to receiving the Information;

      g. not reverse engineer, decompile, disassemble, duplicate performance characteristics of, or create derivative works based upon, the Information;

      h. promptly and informatively notify Discloser in the event Recipient appears likely to become compelled, or in the opinion of counsel prudently should, according to law, regulation, or judicial, administrative or governmental proceeding, disclose any of Discloser's Information, so Discloser, at its expense, may seek a protective order or other appropriate remedy and/or waive compliance with this Agreement. Recipient shall reasonably cooperate with Discloser in connection with seeking

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      such a court order or other remedy as Discloser may reasonably request, at
      Discloser's expense, and Recipient agrees to fully comply with any such protective order or other remedy; and

      i. treat any doubtful information as confidential and proprietary until any doubts concerning its nature are resolved after reasonable inquiry.

3. Upon Discloser's written request, Recipient shall: (1) promptly return any and all Information along with any copies, variations or derivative works, whether or not authorized, and/or (2) provide a corporate officer's written certification that all notes, memoranda, analyses, reports, evaluations or other documents or data created, developed, modified or otherwise generated by Recipient or at its request, involving Information whether in tangible form or in electronic or magnetic storage format, have been destroyed.

4. Recipient has no obligation to preserve the confidential or proprietary nature of Information which:

      a. is already known to Recipient;

      b. is or becomes generally known to the public through no wrongful act of Recipient;

      c. is received by Recipient from a third party without either an obligation of non-disclosure or breach of an obligation of confidentiality in such third party's receipt or transmission of the Information;

      d. is independently developed by Recipient, or for Recipient by a third party which has not had any access whatsoever to the Information; or

      e. is approved in advance for release by written authorization of an officer of Discloser.

5. Individual shall not issue a press release, public announcement or other statement concerning Hypercom, its operations or affairs, without Hypercom's prior written consent. Hypercom shall not issue a press release, public announcement or other statement mentioning Individual by name without his prior written consent.

6. Each party shall be entitled at any time, and without notice to the other party, to negotiate, disclose and otherwise deal in any manner and for any purpose with third parties regarding its own Information.

7. Nothing contained in this Agreement shall be construed as, and there is no granting or conferring to Recipient, whether by sale, license or otherwise, any right, title or interest in any Information, nor in any intellectual property of Discloser.

8. Recipient acknowledges the Information is valuable property of Discloser and Recipient's breach or threatened breach of this Agreement would cause irreparable injury for which remedies at law alone would be inadequate. In addition to all other remedies available as a result of breach or threatened breach of this Agreement, a party injured hereunder shall have the right to seek equitable and injunctive relief, and the Recipient in such an action hereby waives any requirement for posting of a bond or security.

9. Both parties represent the Information provided is believed by Discloser to be generally accurate; however, in no event shall Discloser, its directors, officers, agents or employees be liable for errors, omissions or inaccuracies of any kind in the Information and Recipient shall be responsible for verifying the accuracy of the Information disclosed. NO WARRANTY OF ANY KIND IS GIVEN REGARDING THE INFORMATION, THE SAME BEING AS IS, WHERE IS AND WITH ALL FAULTS, AND THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, TO THE EXTENT APPLICABLE, ARE EXCLUDED. THE FOREGOING IN NO WAY MODIFIES THE RETENTION BY DISCLOSER OF ALL RIGHT, TITLE AND INTEREST IN THE INFORMATION DISCLOSED BY SUCH PARTY.

10. This Agreement shall inure and accrue to the benefit and detriment of, and be binding upon, the parties' successors and assigns; however, no disclosure of Information may be made to any of Recipient's successors or assigns without Discloser's prior, express written consent, which shall not be unreasonably


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withheld. For purposes of this paragraph, reorganization of Recipient's corporate structure does not create an unauthorized assignment. However, in the event such a reorganization results in a competitor or potential competitor of Discloser having access to Discloser's Information, Recipient shall immediately notify Discloser in writing of such reorganization. Within thirty (30) days of receipt of such notice, Discloser shall notify Recipient whether Recipient shall be allowed continued use or access to Information pursuant to this Agreement, or whether Recipient shall return and/or certify destruction of any Information in its possession, consistent with Section 3.

11. This Agreement shall be governed, construed and interpreted exclusively in accordance with the laws of the State of Arizona, United States of America, applicable to transactions wholly performed within Arizona and without regard to choice of law provisions. Notwithstanding the preceding sentence, either party may bring an action in any jurisdiction or forum provided such action is solely to enjoin the actual or anticipated wrongful disclosure of any Information with respect to which such party is the initial Discloser, and the jurisdiction and forum is that in which the wrongful disclosure has or is anticipated to occur. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect.

12. This Agreement shall be effective on the date first shown above and both the Agreement and duties of confidentiality shall continue for a period of three (3) years after the last disclosure of Information, after which the duties of each party with respect to the Information shall be governed by applicable law, except in the case of product and software design specifications for which the obligations shall continue until the occurrence of any circumstances listed in
Section 4, and except for the duty to return or destroy Information pursuant to
Section 3.

13. No waiver of any breach hereof shall constitute a waiver of any subsequent breach. No waiver of any breach or modification or amendment hereto shall be effective unless in writing referring hereto and signed by the waiving party.

14. This Agreement represents the full and complete agreement of the parties with respect to the use and confidentiality of Information and supersedes all prior communications, agreements or proposals with respect to such subject matter. All Information disclosed between the parties subsequent to the effective date hereof shall be covered hereby unless expressly stated to the contrary, in a writing referencing this Agreement, signed by the Discloser at the time of disclosure.

ACCEPTED AND AGREED TO AS OF THE DATE FIRST SHOWN ABOVE.

HYPERCOM CORPORATION                      GEORGE WALLNER
"Hypercom"                                "Individual"

By: /s/ C.S. Alexander                    /s/ George Wallner
   ---------------------------------      ------------------------------------

Name: C.S. Alexander
     -------------------------------

Title: Chairman and CEO
      ------------------------------

Telephone:                                Telephone:
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Facsimile:                                Facsimile:
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